Exhibit 99.1

COREPOINT LODGING RESOLVES MANAGEMENT DISPUTE WITH WYNDHAM HOTELS & RESORTS

IRVING, Texas– October 23, 2019 – CorePoint Lodging Inc. (NYSE: CPLG) (“CorePoint” or the “Company”), a pure play select-service hotel owner strategically focused on the midscale and upper midscale segments, announced a resolution of the previously disclosed notice of default CorePoint provided under its management agreements to its sole property manager, LQ Management (the “Manager”), a wholly owned affiliate of Wyndham Hotels & Resorts (NYSE: WH), and other claims made by both parties under existing agreements.

Highlights of the Settlement

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Reestablishment of certain revenue management software and tools, call center technologies and the administration of corporate and group bookings at least reasonably equivalent to the legacy systems, including:

•	Implementation of an enhanced dynamic best available rate-setting tool

•	An enhanced direct billing system for corporate and group clients

•	The deployment of certain legacy booking tools

•	A settlement payment to CorePoint of approximately $20 million

•	A payment to CorePoint of approximately $17 million of cash purchase price which had been temporarily retained in connection with previously disclosed tax matters agreement

•	Mutual agreement on franchise transfer approval criteria related to asset sales

•	Clarification and enhancement of financial reporting procedures, deliverables and related timelines

Commenting on the announcement, Keith Cline, president and chief executive officer of CorePoint, noted, “We are pleased to reach this settlement and come to an agreement on what we believe are key revenue management and other functionalities to be implemented over the next year that are necessary for our hotels to deliver the level of performance they are capable of achieving over time. We look forward to collaborating with our third-party manager to improve the operating performance of our portfolio. Moreover, the clarification and agreement on transfer approval criteria should better facilitate our disposition strategy to drive shareholder value.”

For more information regarding the settlement, see the Company’s Current Report on Form 8-K that will be filed today with the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements relating to the expected effects of the settlement terms described herein, as well as other statements representing management’s beliefs about future events, transactions, strategies, operations and financial results and other non-historical statements. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. The Company’s actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: risks related to the Company’s recent spin-off from La Quinta and the merger of La Quinta’s management and franchise business with Wyndham Worldwide Corporation; business and financial risks inherent to the lodging industry; macroeconomic and other factors beyond the Company’s control; the geographic concentration of the Company’s hotels; the Company’s inability to compete effectively; the Company’s concentration in the La Quinta brand; the Company’s dependence on the performance of La Quinta and other third-party hotel managers; covenants in the Company’s hotel franchise agreements that limit or restrict the sale of its hotels; risks posed by the Company’s acquisition, redevelopment, repositioning, renovation and re-branding activities, as well as its disposition activities; risks resulting from significant investments in real estate; cyber threats and the risk of data breaches or disruptions; the growth of internet reservation channels; and the Company’s substantial indebtedness. Additional risks and uncertainties include, among others, those risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 21, 2019, as such factors may be updated from time to time in the Company’s periodic filings with the SEC. You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only to expectations as of the date of this communication. The Company does not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If the Company makes any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this press release, such statements or disclosures will be deemed to modify or supersede such statements in this press release.

About CorePoint

CorePoint Lodging Inc. (NYSE: CPLG) is the only pure-play publicly traded U.S. lodging REIT strategically focused on the ownership of midscale and upper-midscale select-service hotels. CorePoint owns a geographically diverse portfolio in attractive locations primarily in or near employment centers, airports, and major travel thoroughfares. The portfolio consists of all La Quinta branded hotels. For more information, please visit CorePoint’s website at www.corepoint.com.

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CorePoint Contact

Becky Roseberry

SVP – Finance

214-501-5535

investorrelations@corepoint.com